Exhibit 99.2

Apple Inc.

Q1 2013 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q1’13 (a)		Q4’12 (a)		Q1’12 (a)		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$20,341		$13,810		$17,714		47%		15%
Europe		12,464		8,023		11,256		55%		11%
Greater China (b)		6,830		5,427		4,080		26%		67%
Japan		4,443		2,367		3,550		88%		25%
Rest of Asia Pacific		3,993		2,110		3,617		89%		10%
Retail		6,441		4,229		6,116		52%		5%

Total Apple		$54,512		$35,966		$46,333		52%		18%

	Q1’13 (a)		Q4’12 (a)		Q1’12 (a)		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (c)	47,789	$30,660	26,910	$16,645	37,044	$23,950	78%	84%	29%	28%
iPad (c)	22,860	10,674	14,036	7,133	15,434	8,769	63%	50%	48%	22%
Mac (c)	4,061	5,519	4,923	6,617	5,198	6,598	- 18%	- 17%	- 22%	- 16%
iPod (c)	12,679	2,143	5,344	820	15,397	2,528	137%	161%	- 18%	- 15%
iTunes/Software/Services (d)		3,687		3,496		3,020		5%		22%
Accessories (e)		1,829		1,255		1,468		46%		25%

Total Apple		$54,512		$35,966		$46,333		52%		18%

(a)	Q1’13 and Q4’12 spanned 13 weeks whereas Q1’12 included a 14th week.

(b)	Greater China includes China, Hong Kong and Taiwan.

(c)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(d)	Includes revenue from sales on the iTunes Store, the App Store, the Mac App Store, and the iBookstore, and revenue from sales of AppleCare, licensing and other services.

(e)	Includes sales of hardware peripherals and Apple-branded and third-party accessories for iPhone, iPad, Mac and iPod.